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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                     FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) April 24, 2002
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                             Murphy Oil Corporation
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               (Exact name of Registrant as Specified in Charter)


          Delaware                       1-8590                 71-0361522
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)


200 Peach Street, P.O. Box 7000, El Dorado, Arkansas               71731-7000
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  (870) 862-6411
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                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Regulation FD Disclosure

On April 24, 2002, Murphy Oil Corporation (the "Company") announced that net income in the first quarter of 2002 was $2.5 million, $.06 per diluted share, as compared to net income of $97.8 million, $2.16 per diluted share, in the first quarter a year ago. Cash flow from operating activities, excluding changes in noncash working capital items, totaled $98.9 million for the current quarter, $2.15 per share, as compared to $203.6 million, $4.49 per share, in the same quarter last year.

The Company's news release is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         99.1 News Release, dated April 24, 2002 announcing the Company's earnings and certain other financial information for the three-month period ended March 31, 2002.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Murphy Oil Corporation

                                            By:     /s/ Walter K. Compton
                                                  ------------------------------
                                                  Name:  Walter K. Compton
                                                  Title: Secretary

April 26, 2002







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                                  EXHIBIT INDEX


Exhibit No.                                 Description
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   99.1                                     News release dated April 24, 2002.








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